                                                                  EXHIBIT 10.10













                                LEASE AGREEMENT


LANDLORD:        COVEY CORPORATE CAMPUS ONE, L.L.C.

TENANT:          COVEY LEADERSHIP CENTER, INC.

                               TABLE OF CONTENTS


DESCRIPTION                                                                                                PAGE
-----------                                                                                                ----
I.       PREMISES                                                                                            1
         1.1     Description of Premises                                                                     1
         1.2     Work of Improvement                                                                         2
         1.3     Construction of Shell Building                                                              2

II.      TERM                                                                                                2
         2.1     Length of Term                                                                              2
         2.2     Commencement Date; Obligation to Pay Rent                                                   2
         2.3     Construction of Leased Premises                                                             3
         2.4     Renewal Option                                                                              3
         2.5     Acknowledgment of Commencement Date                                                         3

III.     BASIC RENTAL PAYMENTS                                                                               3
         3.1     Basic Annual Rent                                                                           3
         3.2     Additional Monetary Obligations                                                             4

IV.      ADDITIONAL RENT                                                                                     4
         4.1     Basic Annual Rent.                                                                          4
         4.2     Report of Direct Costs and Statement of Estimated Costs                                     5
         4.3     Payment of Costs                                                                            5
         4.4     Resolution of Disagreement                                                                  6
         4.5     Limitations                                                                                 6

V.       SECURITY DEPOSIT                                                                                    6

VI.      USE                                                                                                 7
         6.1     Use of Leased Premises                                                                      7
         6.2     Prohibition of Certain Activities or Uses                                                   7
         6.3     Affirmative Obligations with Respect to Use                                                 7
         6.4     Suitability                                                                                 8
         6.5     Personal Property Taxes                                                                     8

VII.     UTILITIES AND SERVICE                                                                               8
         7.1     Obligations of Property Manager                                                             8
         7.2     Tenant's Election                                                                           9
         7.3     Tenant's Obligations                                                                        9
         7.4     Additional Limitations                                                                      9
         7.5     Limitation on Landlord's Liability                                                          9

DESCRIPTION                                                                                                PAGE
-----------                                                                                                ----
VIII.    MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS                                                        9
         8.1     Maintenance and Repairs by Property Manager                                                 9
         8.2     Maintenance and Repairs by Tenant                                                          10
         8.3     Alterations                                                                                10
         8.4     Landlord's Access to Leased Premises                                                       10

IX.      ASSIGNMENT                                                                                         11
         9.1     Assignment Prohibited                                                                      11
         9.2     Consent Required                                                                           11
         9.3     Landlord's Right in Event of Assignment                                                    11

X.       INDEMNITY                                                                                          12
         10.1    Indemnification                                                                            12
         10.2    Release of Landlord                                                                        12
         10.3    Notice                                                                                     12
         10.4    Litigation                                                                                 12

XI.      INSURANCE                                                                                          12
         11.1    Fire and "All Risk" Insurance on Tenant's Personal Property and Fixtures                   13
         11.2    Liability Insurance                                                                        13
         11.3    Subrogation                                                                                13
         11.4    Lender                                                                                     13

XII.     DESTRUCTION                                                                                        13

XIII.    CONDEMNATION                                                                                       14
         13.1    Total Condemnation                                                                         14
         13.2    Partial Condemnation                                                                       14
         13.3    Landlord's Option to Terminate                                                             14
         13.4    Award                                                                                      14
         13.5    Definition                                                                                 14

XIV.     LANDLORD'S RIGHTS TO CURE                                                                          15
         14.1    General Right                                                                              15
         14.2    Mechanic's Lien                                                                            15

XV.      FINANCING; SUBORDINATION                                                                           15
         15.1    Subordination                                                                              15
         15.2    Attornment                                                                                 16
         15.3    Financial Information                                                                      16

DESCRIPTION                                                                                                PAGE
-----------                                                                                                ----
XVI.     EVENTS OF DEFAULT; REMEDIES OF LANDLORD                                                            16
         16.1    Default by Tenant                                                                          16
         16.2    Remedies                                                                                   16
         16.3    Past Due Sums; Penalty                                                                     17

XVII.    PROVISIONS APPLICABLE AT TERMINATION OF LEASE                                                      17
         17.1    Surrender of Premises                                                                      17
         17.2    Holding Over                                                                               17

XVIII.  ATTORNEYS' FEES                                                                                     17

XIX.     ESTOPPEL CERTIFICATE                                                                               18
         19.1    Landlord's Right to Estoppel Certificate                                                   18
         19.2    Effect of Failure to Provide Estoppel Certificate                                          18

XX.      PARKING                                                                                            18

XXI.     SIGNS, AWNINGS, AND CANOPIES                                                                       18

XXII.    MISCELLANEOUS PROVISIONS                                                                           18
         22.1    No Partnership                                                                             19
         22.2    Force Majeure                                                                              19
         22.3    No Waiver                                                                                  19
         22.4    Notice                                                                                     19
         22.5    Captions; Attachments; Defined Terms                                                       20
         22.6    Recording                                                                                  20
         22.7    Partial Invalidity                                                                         20
         22.8    Broker's Commissions                                                                       20
         22.9    Tenant Defined:  Use of Pronouns                                                           20
         22.10   Provisions Binding, Etc.                                                                   20
         22.11   Entire Agreement, Etc.                                                                     21
         22.12   Governing Law                                                                              21

DESCRIPTION                                                                                            PAGE
-----------                                                                                            ----
SIGNATURES                                                                                               22
NOTARIES                                                                                            23 & 24

RIDER            Yes  [X]    No  [ ]
GUARANTY         Yes  [ ]    No  [ ]

EXHIBIT "A"      DESCRIPTION OF REAL PROPERTY
EXHIBIT "B"      FLOORPLAN OF LEASED PREMISES
EXHIBIT "C"      WORK LETTER-CONSTRUCTION AND/OR FINISH OF
                   IMPROVEMENTS TO LEASED PREMISES
EXHIBIT "D"      ACKNOWLEDGMENT OF COMMENCEMENT DATE &
                   ESTOPPEL CERTIFICATE
EXHIBIT "E"      COST TO CONSTRUCT LEASED PREMISES

                                LEASE AGREEMENT

                        COVEY LEADERSHIP OFFICE BUILDING


         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this ____ day of January, 1996 by and between COVEY CORPORATE CAMPUS ONE, L.L.C. (the "Landlord"), and COVEY LEADERSHIP CENTER, INC. (the "Tenant"). THE BOYER COMPANY, L. C. (the "Property Manager") is also a party to this Lease for the limited purpose of providing the property management services described herein. This Lease is made and entered into by Landlord and Tenant for the purpose of fulfilling the terms of Section 1.06(b) of Landlord's First Amended Operating Agreement dated July 7, 1995. This Lease is the "new lease" described therein; it replaces and supersedes in its entirety the terms and provisions of that certain Industrial lease Agreement the ("old lease") dated April 7, 1995; and upon the execution and delivery of this Lease, the old lease shall have no efficacy, validity, or enforceability whatsoever.

         For and in consideration of the rental to be paid by tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined), at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.


    I.   PREMISES

                 1.1 Description of Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

                 (a) That certain floor area containing approximately 54,257 gross rentable square feet (the "Leased Premises"), on Floors One, Two and Three (includes 4,270 square feet in the basement) of the three- story office building (the "Building") being constructed at approximately 300 West 4800 North, Provo, Utah, on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein. The space occupied by Tenant consists of the entire Building, as set forth on Exhibit "B" which is attached hereto and by this reference incorporated herein.

                 (b) Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from, the Leased Premises.

                 (c) The exclusive right to use those areas designated and suitable for vehicular parking, including the exclusive right to the use of Two Hundred Five (205) parking stalls.

                 1.2 Work of Improvement. The obligation of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy are described in detail on Exhibit "C". Landlord and Tenant shall expend all funds and do all acts required of them as described on Exhibit "C" and shall perform or have the work performed promptly and diligently in a first class and workmanlike manner.

                 1.3      Construction of Shell Building.   Landlord shall, at
         its own cost and expense, construct and complete a three story 54,257 gross rentable square foot building and cause all of the construction which is to be performed by it in completing the Building and performing its work as set forth on Exhibit "C", to be substantially completed as evidenced by a Certificate of Occupancy, and the Leased Premises ready for Tenant to install its fixtures and equipment and to perform its other work as described on Exhibit "C" as soon as reasonably possible, but in no event later than January 1, 1997 ("Target Date"). In the event that Landlord's construction of obligation has not been fulfilled upon the expiration of the"Target Date", Tenant shall have the right to exercise any right or remedy available to it under this Lease, including the right to terminate this Lease and the right to charge Landlord and cause Landlord to pay any increased costs associated with Tenant's current leases due to holding over in such space or moving to temporary space; provided that under no circumstances shall Landlord be liable to Tenant resulting from delay in construction covered by circumstances beyond Landlord's direct control.


  II.    TERM

                 2.1 Length of Term. The term of this Lease shall be for a period of twenty (20) years plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

                 2.2 Commencement Date; Obligation to Pay Rent. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on the first to occur of the following dates ("Commencement Date"):

                 (a) The date Tenant occupies the Premises and conducts business.

                 (b) The date fifteen (15) days after the Landlord, or Landlord's supervising contractor, notified Tenant in writing that Landlord's construction obligations respecting the Leased Premises have been fulfilled and/or that the Leased Premises are ready for occupancy and/or performance of Tenant's work. Such notice shall be accompanied by an occupancy permit and a certificate from the Building Architect stating that remaining punchlist items can be completed within fifteen (15) days and will not materially interfere with Tenant's business. Prior to Commencement Date, it is contemplated that Tenant shall be able to perform its construction obligation as per Exhibit C II(H).

                 2.3 Construction of Leased Premises. Landlord shall provide a budget prior to the commencement of construction of the Leased Premises (see Exhibit "E"). Landlord shall itemize each part of the construction and its associated estimated cost. Landlord shall pay an amount equal to $954,712.00 or $22.00 per usable square foot (on 47,666 usable square feet excluding the basement space of 4,270 square feet) of the cost listed (excluding cost to construct Shell Building) and Tenant shall be obligated for the remaining costs shown on Exhibit "E". Landlord shall not be obligated to pay for any increase in the actual cost of construction over and above the construction costs shown on Exhibit "E". Any special decorator items, equipment, furniture or furnishings not designated on Exhibit "E", as well as changes initiated by the Tenant to the Leased Premises, shall be the sole cost of Tenant and shall include the defined extras on Exhibit "E."

                 2.4 Renewal Option. If this Lease then remains in full force and effect, Tenant shall have the option to renew this Lease for two five year options commencing on the expiration date. Each option must be exercised by written notice to Landlord one hundred and eighty
         (180) days before the expiration of the previous term and once exercised is irrevocable. Base rent during each renewal term shall be determined pursuant to Section 3.1 below.

                 2.5 Acknowledgment of Commencement Date. Landlord and Tenant shall execute a written acknowledgment of the commencement Date in the form attached hereto as Exhibit "D".


 III.    BASIC RENTAL PAYMENTS

                 3.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the sum of Seven Hundred Ninety Five Thousand Nine Hundred Two and no/100 Dollars ($795,902.00) which includes the basement storage space. Said Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. Basic Annual Rent shall escalate at the beginning of the 4th year and every three (3) years thereafter using a 3% annually compounded rate or the change in the All Urban Index, whichever is higher. For purposes of this Lease the term "All Urban Index" shall mean the Consumer Price Index for All Urban Consumers-U.S. City Average-all Items (1982-1984 equals 100 base) as published by the United States Bureau of Labor Statistics or any successor agency or any other index hereinafter employed by the Bureau of Labor Statistics in lieu of said index. The price index for the 3rd month preceding the month in which the Lease commences shall be considered the Basic Price Index. Therefore, the beginning of the 4th year and every three years thereafter, the Basic Annual Rental set forth in Section 3.1 shall be adjusted by multiplying such rental by a fraction, the numerator of which is the Price Index for the 3rd month preceding the beginning of the 4th year and the denominator of which is the Basic Price Index. The above not withstanding, the maximum increase at the beginning of the 4th year shall be no more than 15.76% which is 5% per year compounded, and likewise on every adjustment date hereafter, the maximum increase shall be limited as described herein.

                 In no event shall Basic Annual Rent be reduced. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement

         Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

                 3.2 Additional Monetary Obligations. Tenant shall also pay as rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.


  IV.    ADDITIONAL RENT

                 4.1 Basic Annual Rent. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to the Landlord throughout the term of this Lease, and that all costs, expenses and obligations relating to Tenant's pro rata share of the Building, Property and/or Building, Property and/or Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided.

                 For purposes of this Part IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

                 (a) "Direct Costs" shall mean all actual costs and expenses incurred by the Property Manager or Landlord in connection with Landlord's ownership, operation, management and maintenance of the Building and Property and related improvements located thereon (the "Improvements"), including, but not limited to, all expenses incurred by Landlord or the Property Manager as a result of their compliance with any and all of their obligations under this Lease other than the performance by Landlord of its work under Sections 1.2,
         1.3 and 2.3 of this Lease. In explanation of the foregoing, and not in limitation thereof, Direct Costs shall include: all real property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow removal, dumpster service, insurance, license, permit and inspection fees, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, its equipment and the adjacent walk, and landscaped area (including, but not limited to gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, structural and roof repairs and reserves (the Property Manager may collect in advance up to one percent (1%) of Direct Costs as a reserve), signing and advertising, and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building. Direct costs shall also include property management fees, which property management fees shall be equal to a percentage of Tenant's Basic Annual Rent and Estimated Costs, which percentage shall not exceed two and one half percent (2 1/2%) of the sum of Basic Annual Rent and Direct Costs and shall be paid to the Property Manager. However, Tenant shall pay the actual costs of water, sewer, gas and electrical power directly to the municipal supplier of same. Direct Costs shall not include expenses incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or occupants of the Building, expenses incurred for repairs resulting from damage by fire, windstorm or other casualty, to the extent such repairs are paid for by insurance proceeds, expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or Tenant; expenses which, by generally accepted accounting principles, are treated as capital items except that if, as a result of governmental requirements, laws or regulations, Landlord shall expend monies directly or indirectly for improvements, additions or alterations to the Building which, by generally accepted accounting principles, are treated as a capital expenditures, the amortization of such capital expenditures based on a life acceptable to the appropriate taxing authority together with interest at the rate of 9% per annum shall be considered Direct Costs. The foregoing notwithstanding, Direct Costs shall not include depreciation on the Building and Tenant Finish, and amounts paid toward principal or interest of loans of Landlord.

                 (b) "Estimated Costs" shall mean the projected amount of Tenant's Direct Costs, excluding the costs of electricity provided to Tenant's Leased Premises. The Estimated Costs for the calendar year in which the Lease commences are $172,700.00, and are not included in the Basic Annual Rent. If the Estimated Costs as of the date Tenant takes occupancy are greater than Tenant's Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

                 4.2      Report of Direct Costs and Statement of Estimated
         Costs.

                 (a) After the expiration of each calendar year occurring during the term of this Lease, the Property Manager shall furnish Tenant a written statement of Tenant's Direct Costs occurring during the previous calendar year. The written statement shall specify the amount by which Tenant's Direct Costs exceed or are less than the amounts paid by Tenant during the previous calendar year pursuant to
         Section 4.3(b) below.

                 (b) At the same time specified in Section 4.2(a) above, Landlord shall furnish Tenant a written statement of the Estimated Costs for the then current calendar year.

                 4.3 Payment of Costs. Tenant shall pay the Direct Costs as follows:

                 (a) Each month Tenant shall pay to the Property Manager, without offset or deduction, one-twelfth (l/12th) of the Estimated Costs as defined in Sections 4.1(b) and 4.2(b) above.

                 (b) Within thirty (30) days after delivery of the written statement referred to in section 4.2(a) above, Tenant shall pay to the Property Manager the amount by which Tenant's Direct Costs, as specified in such written statements, exceed and aggregate of such costs actually paid by Tenant for the year at issue. Tenant shall have the right to audit the Property Manager's books upon reasonable notice. Tenant shall pay costs associated with the audit unless Tenant finds that the Property Manager has inflated expenses by more than ten percent

         (10%), in which case, the Property Manager will pay audit charges. Payments by Tenant shall be made pursuant to this Section 4.3(b) notwithstanding that a statement pursuant to Section 4.2(a) is furnished to Tenant after the expiration of the term of this Lease.

                 (c) If the annual statement of costs indicates that the Estimated Costs paid by Tenant pursuant to subsection (b) above for any year exceeded Tenant's actual Direct Costs for the same year, the Property Manager shall promptly pay the amount of such excess to Tenant.

                 4.4 Resolution of Disagreement. Every statement given by the Property Manager pursuant to Section 4.2 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify the Property Manager that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant's receipt of statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay in accordance with the Property Manager's statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, the Property Manager shall forthwith pay Tenant the amount of Tenant's overpayment resulting from compliance with the Property Manager's statement, including interest on disputed amounts at prime plus two percent (2%). Landlord agrees to grant Tenant reasonable access to the Property Manager's books and records for the purpose of verifying Direct Costs for operating expenses incurred by the Property Manager.

                 4.5 Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in
         Section 3.1 of this Lease.


    V.   SECURITY DEPOSIT:  NONE




   VI.   USE

                 6.1 Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general office purposes only and for no other purpose whatsoever without the prior written consent of Landlord.

                 6.2 Prohibition of Certain Activities or Uses. The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises which is prohibited by this Lease or will, in any way or to any extent:

                 (a) Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the Leased Premises or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

                 (b) Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

                 (c) Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

                 6.3      Affirmative Obligations with Respect to Use.

                 (a) Tenant will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises, will keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all applicable health and policy regulations, and will not suffer, permit, or commit any waste.

                 (b) At all times during the term hereof, Tenant shall, at Tenant's sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to people with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord.

                 6.4 Suitability. The Leased Premises, Building and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, within sixty (60) days after the Commencement Date, Tenant shall give Landlord written notice specifying, in reasonable detail, the respects in which the Leased Premises, Building or Improvements are not in satisfactory condition. Landlord further provides warranties as provided in Exhibit C II paragraphs C and E.

                 6.5 Personal Property Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant.


 VII.    UTILITIES AND SERVICE

                 7.1 Obligations of Property Manager. Except for the specific services and costs described herein, the parties intend that the Property Manager (as the Landlord's agent) shall provide all services and pay for all costs associated with the normal operation and maintenance of the Leased Premises at a level consistent with services and maintenance provided by the Property Manager with respect to similar buildings located in Provo, Utah. Therefore, during the term of this Lease the Property Manager agrees to cause to be furnished to the Lease Premises during normal operating hours the general services described in Section 4.1(a) above, the cost and expense of which shall be included in Direct Costs. For the purposes of this Lease, normal operating hours for the Leased Premises are from 7:00 a.m. to 6:00 p.m., Monday through Friday. These services include without limitation the following:

                 (a) Telephone connection to the building, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

                 (b) Heating and air-conditioning during normal operating hours to such extent and to such levels as is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency.

                 (c) Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Provo, Utah.

                 (d)      Snow removal service.

                 (e)      Landscaping and groundskeeping service.

                 (f)      Elevator service.

                 (g)      Dumpster service.

                 (h)      Parking lot maintenance.

                 7.2 Tenant's Election. Tenant may at any time after the first year of the lease term elect to reduce or to terminate Landlord's and the Property Manager's obligation to provide the services described in Section 7.1, by giving written notice of such election to Landlord and to the Property Manager not less than sixty
         (60) days before the date upon which such change is to be effective. From and after the effective date of any election of termination, Landlord and the Property Manager shall have no further obligation to provide any service described in the first sentence of this Section

                 7.1. Further, should Tenant elect to terminate Landlord's and the Property Manager's obligation, the management fee as described in Section 4.1(b) shall be reduced to 1% of Basic Annual Rent and shall be paid to the Property Manager.

                 7.3 Tenant's Obligations. Tenant shall arrange for and shall pay the entire cost and expense of (a) all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises);
         (b) janitorial services for the Leased Premises; water, sewer, gas and electrical power for the Leased Premises; and (c) personal property taxes (as provided in Section 6.5 above).

                 7.4 Additional Limitations. If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right with Tenant's concurrence to install additional or supplementary air conditioning units for the Leased premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

                 7.5 Limitation on Landlord's Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's or the Property Manager's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord or the Property Manager. In no event shall Landlord or the Property Manager be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within their control except in the event of their negligence.


VIII.    MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

                 8.1 Maintenance and Repairs by Property Manager. The Property Manager at its sole cost shall maintain in good order, condition and repair the structural components of the Leased Premises, including without limitation roof, exterior walls and foundations, as well as all repairs covered under construction warranties provided if the Property Manager is required to make structural repairs by reason of Tenant's negligent acts or omissions, Tenant shall pay the costs for making such repairs.

                 8.2 Maintenance and Repairs by Tenant. Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting or other interior design work of the Leased Premises beyond the initial construction phase as specified in Section 2.3 and Exhibit "C" and "E" of the Lease and shall maintain all equipment and fixtures installed
         by Tenant.   If repainting or recarpeting is required and authorized
         by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment.

                 8.3 Alterations. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, or shades or awnings, or make any other changes to the Leased Premises without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wallcovering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Premises, unless Landlord and Tenant agree at any time that the specific improvement may be removed by Tenant at the end of the Term provided Tenant restores the premises to its original condition, wear and tear excepted.

                 8.4 Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building. Landlord shall upon providing adequate notice to Tenant, also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages unless due to Landlord negligence. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "For Lease" or "For Sale" signs which Tenant shall permit to remain thereon.


   IX.   ASSIGNMENT

                 9.1 Assignment Prohibited. Tenant shall not transfer, assign, mortgage, or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided sufficient information is provided to Landlord to accurately represent the financial condition of those to whom this Lease will be transferred, assigned, mortgaged, or hypothecated. Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant hereunder is a corporation, an unincorporated association, or a partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate in excess of forty-nine percent (49%) in any one-year period shall be deemed an assignment within the meaning of this Section. The above prohibition of assignment will not apply in the case of a registered offering of shares by Tenant or the public trading of registered shares subsequent to an initial offering.

                 9.2      Consent Required.

                 (a) Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder. Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

                 (b) Landlord shall have no obligation to consent to the proposed sublease or assignment if the proposed sublessee or assignee or its business is or may be subject to compliance with additional requirements of the law, including any related rules or regulations, commonly known as the "Americans with Disabilities Act of l990" or similar state or local laws relating to persons with disabilities beyond those requirements which are applicable to the tenant desiring to so sublease or assign".


                 9.3 Landlord's Right in Event of Assignment. If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subleasing, or other transfer, nor shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations, including obligation to pay rent, of Tenant herein contained. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $100.00, incurred in connection with processing of documents necessary to the giving of such consent. In the event Landlord consents to the assignment as provided by paragraph 9.1, then Tenant shall be released from further performance of any covenant and obligation under this Lease.


    X.   INDEMNITY

                 10.1 Indemnification. Tenant and Landlord shall indemnify each other and save each other harmless from and against any and all suits, actions, damage and claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or occasioned wholly or in part by any act or omission of Tenant or Landlord, their agents, contractors, employees, servants, invitees, licensees or concessionaires. For the purposes of this Lease, the Property Manager is an agent of the Landlord. All insurance policies carried by Tenant and/or Landlord shall include a waiver of subrogation endorsement which specifies that the insurance carrier(s) will waive any right of subrogation against Tenant and/or Landlord arising out of any insurance claim.

                 10.2 Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business. Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage to or arising in connection with Tenant's ownership of its personal property or the operation of Tenant's business.

                 10.3 Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

                 10.4 Litigation. If any party to this Lease, without fault on its part, shall be made a party to any litigation that names either of the other two parties to this lease, those other parties shall protect and hold harmless the party without fault and shall pay all costs, expenses, and reasonable attorneys' fees, provided that the party to be protected must first notify the other parties promptly in writing of any such claim and further provided that the party or parties to be charged shall be entitled to direct the defense or settlement of such claim. No party to this Lease shall be responsible for any settlement of compromise of any such claim without its prior written consent.

   XI.   INSURANCE

                 11.1 Fire and "All Risk" Insurance on Tenant's Personal Property and Fixtures. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense, fire insurance and "All Risk" (including vandalism and malicious mischief) in companies acceptable to Landlord, equal to the replacement cost of Tenant's fixtures, furnishings, equipment, and contents upon the Leased Premises and all improvements or additions made by Tenant to the Leased Premises. The Landlord shall be named as an additional insured on all such policies.

                 11.2 Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance to include contractual coverage with respect to the Leased Premises and the business operated by Tenant in the Leased Premises, with a combined single limit for personal or bodily injury and property damage of not less than $500,000.00. The policy shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insureds, and shall contain a clause that the insurer will not cancel or materially change the insurance pertaining to the Leased Premises without first giving
         Landlord ten (10) days written notice.   Tenant shall at all times
         during the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry.

                 11.3 Subrogation. Tenant and Landlord each waive its right of subrogation against each other for any reason whatsoever.

                 11.4 Lender. Any mortgage lender interest in any part of the Building or Improvements may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee's endorsement to the policy concerned.

  XII.   DESTRUCTION

         If the Leased Premises shall be partially damaged by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, upon receipt of the insurance proceeds, repair the Leased Premises and until repair is complete the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, if: (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, or (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, or (c) the Leased Premises should be damaged in whole or in part during the last six (6) months of the term or of any renewal hereof, or (d) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, then and in any such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within Ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord.
Tenant's liability for rent upon the termination of this Lease shall cease as of the day following Landlord's giving notice of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises to the extent of the Tenant Finish in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.


XIII.    CONDEMNATION

                 13.1 Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the date of title vesting in such proceeding.

                 13.2 Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, then this Lease shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the Basic Annual Rent and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises to taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

                 13.3 Landlord's Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

                 13.4 Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord's award, to claim from the condemnor, but not from the Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant's business and fixtures.

                 13.5 Definition. As used in this Part XIII the term "condemnation proceeding" means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

 XIV.    LANDLORD'S RIGHTS TO CURE

                 14.1 General Right. In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such lender. For the fifteen (15) days following the giving of the notice(s) required by the foregoing portion of this section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within fifteen (15) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional fifteen (15) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such fifteen (15) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

                 14.2 Mechanic's Lien. Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the effect of the same to be cancelled and discharged or bonded over or otherwise within ten (10) days after written notice by Landlord.


  XV.    FINANCING; SUBORDINATION

                 15.1 Subordination. Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure mortgage loan financing or refinancing affecting the Leased Premises. Tenant also acknowledges that the lender interested in any given loan may desire that Tenant's interest under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender. Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, whereby Tenant subordinates its interest under this Lease and in the Leased Premises to such of the following encumbrances as may be specified by Landlord:
         Any mortgage or trust deed and customary related instruments are herein collectively referred to merely as a "Mortgage" and securing a loan obtained by Landlord or its successors or assigns for the purpose of enabling acquisition of the Building and/or construction of additional improvements to provide permanent financing for the Building, or for the purpose of refinancing any such construction, acquisition, standing or permanent loan. Provided, however, that any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section 15.1 without the prior written consent of Landlord and of the lender interested under each mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

                 15.2 Attornment. Any sale, assignment, or transfer of Landlord's interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord's default under a mortgage, shall be subject to this Lease and also Tenant shall attorn to Landlord's successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.


                 15.3 Financial Information. As a condition to Landlord's acceptance of this Lease, Tenant shall provide financial information sufficient to verify to Landlord the financial condition of Tenant. Tenant hereby represents and warrants that none of such information contains or will contain any untrue statement of material fact, nor will such information omit any material fact necessary to make the statements contained therein misleading or unreliable. Any financial information provided by Tenant shall beheld in confidence and distributed only to Landlord's investors or lenders for the Leased Premises.


 XVI.    EVENTS OF DEFAULT; REMEDIES OF LANDLORD

                 16.1 Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in
         Section 16.2:

                 (a) Tenant fails to pay any installment of Basic Annual Rent or Estimated Costs or any other sum due hereunder within ten (10) days after Tenant receives written notice of rent due.

                 (b) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within ten (10) days after written notice of such default shall have been given to Tenant by Landlord or, if cure would reasonably require more than ten
         (10) days to complete, if Tenant fails to commence performance within the ten (10) day period or fails diligently to pursue such cure to completion.

                 (c) Tenant shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

                 16.2     Remedies.   In the event of any default by Tenant
         hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice, reenter and take possession of the Premises by any lawful means

         (with or without terminating this Lease), or pursue any other remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, and arising out of Tenant's default, including attorneys' fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease.

                 16.3 Past Due Sums; Penalty. If Tenant fails to pay, when the same is due and payable, any Basic Annual Rent, Estimated Costs and electrical charges within ten (10) days after the same is due and payable, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to two percent (2%) per annum above the prime rate of interest charged by First Security Bank of Utah, Salt Lake City, Utah. In addition thereto, Tenant shall pay a sum of five percent (5%) of such unpaid amounts as a service fee. Notwithstanding the foregoing, however, Landlord's right concerning such interest and service fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law.


XVII.    PROVISIONS APPLICABLE AT TERMINATION OF LEASE

                 17.1 Surrender of Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

                 17.2 Holding Over. Any holding over after the expiration of the term hereof or of any renewal term shall be construed to be a tenancy from month to month at such rates as Landlord may designate and on the terms herein specified so far as possible. Landlord may not in any event raise the rent above 110% of the last month's rent.


XVIII.   ATTORNEYS' FEES

         In the event that at any time during the term of this Lease any party institutes any action or proceeding against any other party relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys' fees, incurred therein by the successful party.

 XIX.    ESTOPPEL CERTIFICATE

                 19.1 Landlord's Right to Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration, in form and substance similar to Exhibit "D", in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and termination date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) that, if true, all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; (8) the amount of security deposited with Landlord; and (9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

                 19.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen
         (15) days after request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.


 XX.     PARKING

         Automobiles of Tenant and all visitors associated with Tenant shall be parked only within parking areas designated by Landlord for parking. Landlord or its agents shall, without any liability to Tenant or its occupants, have the right to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, losses, demands, damages and liabilities asserted or arising with respect to or in connection with any such removal of an automobile except due to Landlord's negligence. Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day occupant.


 XXI.    SIGNS, AWNINGS, AND CANOPIES

         Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises without obtaining the proper authorization from Utah County prior to installing. Tenant will otherwise be free to install signage of its choice.

XXII.    MISCELLANEOUS PROVISIONS

                 22.1 No Partnership. Neither Landlord nor the Property Manager by this Lease, in any way or for any purpose, becomes a partner or joint venturer of Tenant in the conduct of its business or otherwise.

                 22.2 Force Majeure. Landlord and the Property Manager shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond their control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God.

                 22.3 No Waiver. Failure of any party to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord or the Property Manager or Tenant, as the case may be.

                 22.4 Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be (i) given by facsimile, (ii) delivered in person or (iii) sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified
         for payment of rent, and   (b)  if to Tenant, either at the Leased
         Premises or at any other current address for Tenant which is known to Landlord. Either party may designate such other address as shall be given by written notice or by facsimile transmission.

         Landlord:        COVEY CORPORATE CAMPUS ONE, L.L.C.
                          C/O THE BOYER COMPANY, L.C.
                          127 SOUTH 500 EAST, SUITE 310
                          SALT LAKE CITY, UTAH 84102
                          (801) 521-4781/FAX (801) 521-4793
                          ATTENTION:  B. GREG GARDNER

         Tenant:          COVEY LEADERSHIP CENTER, INC.
                          300 WEST 4800 NORTH
                          PROVO, UTAH

                          AND

                          RICHARD L. HILL, ESQ.
                          JAMESTOWN SQUARE
                          3319 NORTH UNIVERSITY AVENUE
                          SUITE 200
                          PROVO, UTAH  84604
                          (801) 375-6600/FAX (801) 375-3865

         Property
         Manager:         THE BOYER COMPANY, L.C.
                          127 SOUTH 500 EAST, SUITE 310
                          SALT LAKE CITY, UTAH 84102
                          (801) 521-4781/FAX (801) 521-4793

                 22.5     Captions; Attachments; Defined Terms.

                 (a) The captions to the section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

                 (b) Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.

                 22.6 Recording. Tenant may record this Lease or a memorandum thereof with the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

                 22.7 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

                 22.8 Broker's Commissions. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claim, including any attorneys' fees connected therewith.

                 22.9 Tenant Defined: Use of Pronouns. The word "Tenant" shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as the Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporation. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

                 22.10 Provisions Binding, Etc. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder.

                 22.11 Entire Agreement, Etc. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. All Exhibits, riders, or addenda mentioned in this Lease are incorporated herein by reference. Any prior conversations or writings are merged herein and extinguished.
         No subsequent amendment to this Lease shall be binding upon each party unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said rider or addenda shall control. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

                 22.12 Governing Law. The interpretation of this Lease shall be governed by the laws of the State of Utah. The parties hereto expressly and irrevocably agree that either party may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Utah, and each party irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Each party further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent the parties hereto from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

         IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the day first set forth above.


                                    LANDLORD: COVEY CORPORATE CAMPUS ONE, L.L.C.


                                    By ________________________________________
                                       KEM C. GARDNER
                                       MANAGER



                                    By ________________________________________
                                       STEPHEN M.R. COVEY
                                       MANAGER



                                    TENANT:   COVEY LEADERSHIP CENTER, INC.


                                    By ________________________________________
                                       STEPHEN
                                       M.R. COVEY
                                       PRESIDENT AND CEO



                                    PROPERTY MANAGER:  THE BOYER COMPANY, L.C.



                                    By ________________________________________
                                       KEM C. GARDNER
                                       PRESIDENT AND MANAGER

                                     NOTARY


STATE OF UTAH             )
                          )    ss
COUNTY OF  SALT LAKE      )


        On this______ day of _____________________ , 1996, personally appeared before me KEM C. GARDNER, who duly acknowledged to me that he executed the foregoing Lease as the Manager of COVEY CORPORATE CAMPUS ONE, L.L.C.


My commission Expires:                      ___________________________________
                                            Notary Public
4/28/97                                     Residing at SALT LAKE COUNTY





STATE OF                  )
                          )   ss
COUNTY OF                 )


        On this______ day of _____________________ , 1996, personally appeared before me STEPHEN M.R. COVEY, who duly acknowledged to me that he executed the foregoing Lease as the Manager of COVEY CORPORATE CAMPUS ONE, L.L.C.



                                    ___________________________________________
                                    Notary Public

STATE OF                  )
                          )   ss
COUNTY OF                 )


         The foregoing instrument was acknowledged before me on this ___ day of January, 1996, by STEPHEN M.R. COVEY, the President and CEO of COVEY LEADERSHIP CENTER, INC. STEPHEN M.R. COVEY stated that the foregoing instrument was signed on behalf of said Corporation by authority (of its by-laws or pursuant to a resolution of its board of directors) for the purposes and covenants contained therein.



                                    ___________________________________________
                                    Notary Public





STATE OF UTAH             )
                          )  ss
COUNTY OF  SALT LAKE      )


         On this______ day of _____________________ , 19  , personally appeared before me KEM C. GARDNER, who duly acknowledged to me that he executed the foregoing Lease as the President and Manager of THE BOYER COMPANY, L. C., A UTAH LIMITED LIABILITY COMPANY.


My commission Expires:              ___________________________________________
                                    Notary Public
4/28/97                             Residing at SALT LAKE COUNTY

  THIS RIDER IS INCORPORATED INTO THE LEASE AGREEMENT AND MADE A PART THEREOF

A.       TENANT'S RIGHT OF FIRST REFUSAL TO PURCHASE BUILDING

         Landlord grants to Tenant the right of first refusal exercisable after the Commencement Date during the term of the Lease to purchase the Building (the "Right of First Refusal"). If at any time after the Commencement Date during the term of this Lease Landlord shall desire to accept an offer from a third person to purchase the Building, it shall provide written notice of such intent to Tenant together with a copy of the offer. Tenant shall have twenty
(20) days to elect to purchase the Building strictly upon the terms and conditions, including price, as set forth in the offer. If Tenant does not timely exercise the Right of First Refusal, this Right of First Refusal shall expire and Landlord may thereafter sell the Building upon terms and conditions, including price, which are not more favorable to the buyer that is set forth in the offer. This Right of First Refusal shall not apply to a foreclosure sale, trustee's sale or deed in lieu of foreclosure by or to a mortgage lender in respect of the Building.

B.       TENANT'S OPTION TO PURCHASE BUILDING

         1. Commencing as of the Commencement Date and continuing throughout the term of the Lease, Tenant shall have the right and option to purchase all of Landlord's right, title and interest in the Building upon the terms and conditions set forth in this portion of the Rider (the "Purchase Option").
                 To exercise this Purchase Option, tenant shall give written notice of exercise to Landlord in the manner provided in the Lease. Tenant may exercise the Purchase Option only if no default, or circumstance which with the giving of notice and/or the passage of time would constitute a default, is then existing.

         2. The Purchase Price which Tenant shall pay to Landlord for its entire right, title and interest in the Building (the "Purchase Price") shall be the sum of the following:

                 (a) The amount of any prepayment fee, premium or similar charge incurred by Landlord in discharging any lien or encumbrance which secures any monetary obligation on the Building.

                 (b)      the Fair Market Value (as defined below)

         3. For purposes of this Purchase Option, the following terms shall have the meanings set forth:

                 (a) "Fair Market Value" means the value of the Building as agreed upon in writing by Landlord and Tenant or, if the Landlord and Tenant cannot agree upon such value within thirty (30) days after the Tenant exercises the Purchase Option, then either Landlord or Tenant may nominate three (3) qualified, independent appraisers to appraise the Building, each of whom shall:

                          (i) be a member in good standing of the Utah Chapter of the Appraisal Institute;

                          (ii) be state certified under the Utah Real Estate Appraiser Registration and Certification Act; and

                          (iii) shall have not less than five (5) years of experience valuing office buildings in Utah County, Utah.

                          The other party shall then select one (1) of the nominated appraisers to perform an appraisal to determine the Fair Market Value of the Building. The costs and fees of the appraiser shall be paid in equal shares by Landlord and Tenant. In determining the Fair Market Value it shall be assumed that all liens and encumbrances securing obligations to pay loans or other fixed or determinable sums have been discharged.

         4. The closing, pursuant to the Purchase Option, shall occur thirty (30) days after the Purchase Price is determined. At the closing:

                 (a)      Tenant shall pay the Purchase Price in cash.

                 (b) Landlord shall convey title to the Building to Tenant by special warranty deed and shall be obligated to provide at Landlord's cost a standard owner's policy of title insurance.

                 (c) Landlord shall discharge all liens and encumbrances securing obligations to pay loans or other fixed or determinable sums or obligations owing to mechanics or materialmen. Tenant shall take the Building subject to all other encumbrances and exceptions of record.

                 (d) Landlord shall represent and warrant to the best of its knowledge as to customary matters involving the condition of the Building.

                 (e) Each of the parties shall bear its costs and attorneys' fees in connection with the exercise and closing under the Purchase Option; provided, Landlord shall pay the premium on the policy of title insurance delivered to Tenant, and Landlord and Tenant shall each pay one-half ( 1/2) of the fees of the escrow agent.

         5. If the Tenant exercises the Purchase Option but timely fails to close for any reason other than the fault of Landlord, the Purchase Option shall thereafter expire and shall no longer be enforceable.

                          AMENDMENT TO LEASE AGREEMENT


_________THIS LEASE AMENDMENT is made and entered into this 1st day of May 24, 1996 by and between COVEY CORPORATE CAMPUS ONE, L.L.C., hereinafter referred to as the "Landlord" and COVEY LEADERSHIP CENTER, INC., hereinafter referred to as the "Tenant."

                                   RECITALS:

         WHEREAS, on the 1st day of January 1996 Landlord and Tenant entered into a certain Lease Agreement providing for the lease by Landlord to Tenant of office space located in a three-story office building (the "Building"), being constructed at approximately 300 West 4800 North, Provo, Utah, for the rental and on terms and conditions more particularly set forth in said Lease; and

         WHEREAS, the parties hereto desire to amend the Lease in certain respects.

         NOW THEREFORE, for and in consideration of the mutual promises herein contained, the parties hereto agree that the said Lease Agreement shall be and is hereby amended as follows:

         1. ARTICLE 1.1(a): The first sentence of Article 1.1(a) of the Lease is hereby amended and restated in its entirety to read as follows:

                 (a) That certain floor area consisting of approximately 56,245 gross rentable square feet (the "Leased Premises"), consisting of 17,567 gross rentable square feet on floor one, 17,350 gross rentable square feet on floor two, 17,058 gross rentable square feet on floor three and 4,270 gross rentable square feet in the basement, in the three-story office building (the "Building") being constructed at approximately 300 West 4800 North, Provo, Utah, on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein.

         2. ARTICLE 1.3, CONSTRUCTION OF SHELL BUILDING: The first sentence of Article 1.3 is hereby amended and restated in its entirety to read as follows:

                 Landlord shall at its own cost and expense construct and complete a three-story, 56,245 gross rentable square foot building and cause all of the construction which is to be performed by it in completing the building and performing its work as set forth on Exhibit "C" to be substantially completed as evidenced by a Certificate of Occupancy, and the Lease Premises ready for Tenant to install its fixtures and equipment and perform its other work as described on Exhibit "C" as soon as reasonably possible but in no event later than January 1, 1997 (the "Target Date").

         3.      ARTICLE 2.3, CONSTRUCTION OF LEASE PREMISES:   The third
                 sentence of Article 2.3 is hereby amended and restated in its entirety to read as follows:

                 Landlord shall pay $973,896.00 ($22.00 per usable square feet multiplied by 44,268 usable square feet as determined by architect) of the cost listed (excluding cost to construct shell building) and tenant shall be obligated for the remaining costs shown on Exhibit "E".

         4.      ARTICLE 3.1, BASIC ANNUAL RENT:  The first sentence of Article
                 3.1 is hereby amended and restated in its entirety to read as follows:

                 Tenant agrees to pay the Landlord as Basic Annual Rent (the "Basic Annual Rent") at such place as Landlord may designate the sum of Eight Hundred Ninety Nine Thousand Nine Hundred Twenty and no/100 Dollars ($899,920.00), which includes the basement storage space.

         5. ARTICLE 4.1(c): The second sentence of Article 4.1(c) is hereby amended and restated in its entirety to read as follows:

                 The estimated costs for the calendar year in which the Lease Commencement commences is $179,028.00, and are not included in the Basic Annual Rent.

         6. EXHIBIT "C", WORK LETTERS, SECTION I, PARAGRAPH 8: The fourth sentence of Paragraph IA of Exhibit "C" is hereby amended and restated in its entirety to read as follows:

                 Without limiting the generality of the foregoing, preliminary plans shall provide for a three-story building containing 56,245 rentable square feet of space and shall be generally consistent with the Conceptual Plans and Drawings attached hereto as Exhibit "B" and incorporated herein (the "Conceptual Drawings")

         7. EXHIBIT "C", WORK LETTERS, SECTION II, PARAGRAPH F: The first sentence of Paragraph IIF of Exhibit "C" is hereby amended and restated in its entirety to read as follows:

                 Landlord shall pay a tenant finish allowance of $973,896.00 or $22.00 per usable square foot which shall be applied toward the total construction cost of the tenant finish.

         8. EXHIBIT "E": Exhibit "E" is hereby modified by changing the square footage on the third line of Exhibit "E" from 43,396 to 44,268 and the Landlord Allowance shall be changed from $954,712.00 to $973,896.00.

         The Lease shall remain in full force and effect as therein stated except as herein modified or amended by this Amendment to Lease Agreement.

         IN WITNESS WHEREOF, this Amendment Lease Agreement has been executed the day and year first hereinabove written.


                          LANDLORD:     COVEY CORPORATE CAMPUS ONE, L.L.C.



                                        By_____________________________________
                                          Kem C. Gardner
                                          Manager



                                        By_____________________________________
                                          Stephen M.R. Covey
                                          Manager


                          TENANT:       COVEY LEADERSHIP CENTER, INC.



                                        By_____________________________________
                                          Stephen M.R. Covey
                                          President and CEO

                       SECOND AMENDMENT TO LEASE AGREEMENT
                                (BUILDING NO. 1)


        THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is made effective the 21st day of March, 1997, by and between COVEY CORPORATE CAMPUS ONE, L.L.C., a Utah limited liability company (the "Landlord"), FRANKLIN COVEY CO., a Utah corporation (the "Tenant") and THE BOYER COMPANY, L.C., a Utah limited liability company (the "Property Manager").

                                    RECITALS:

        On the 1st day of January, 1996, Landlord and Covey Leadership Center, Inc., a Utah corporation ("CLC") as tenant, entered into a certain Lease Agreement providing for the lease by Landlord to Tenant of office space located in a three-story office building, at approximately 360 West 4800 North, Provo, Utah, for the rental and on terms and conditions more particulary set forth in said Lease. The original Lease Agreement was modified and amended by a written instrument dated May 24, 1996. (The Lease Agreement as modified by the Amendment is collectively referred to in this Second Amendment as the "Existing Lease Agreement".) Effective June 2, 1997, Franklin Covey Co. became the successor in interest to CLC by merger. The parties desire to amend the Existing Lease Agreement as follows:

                                   AGREEMENT:

        For and in consideration of the mutual promises herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Lease Agreement shall be and is hereby amended as follows:

        1. Amendment of Recitals. Delete the third sentence of introductory paragraph of the Existing Lease Agreement (i.e., the sentence that commences with the words "This Lease is made" and ends with the words "July 7, 1995").

        2. Amendment to Section 1.1(c). Section 1.1(c) of the Existing Lease Agreement is hereby amended and restated as follows:

               (c) The non-exclusive right to use those areas on the Property and on the Adjacent Property (as defined in Section 16 of this Second Amendment) which are designated and suitable for vehicular parking. Landlord represents that One Hundred and Ninety Eight (198) parking stalls are located on the Property and Two Hundred Sixty (260) parking stalls are located on the Adjacent Property. Landlord covenants that Two Hundred and Five (205) parking stalls shall always be available on either the Property or the Adjacent Property for use in connection with the Building by Tenant, its guests, employees and visitors, and that the total number of parking stalls on the Property and the Adjacent Property shall not be less than Four Hundred and Fifty-Six (456) parking stalls.

        3. Amendment to Section 2.1. The text of Article 2.1 of the Existing Lease Agreement is hereby amended and restated in its entirety as follows:

        2.1 Length of Term. The term of this Lease shall be for a period which commences as of the Commencement Date and shall continue until November 30, 2009 (the "Expiration Date").

        4. Amendment to Section 4.1. Section 4.1(a) of the Existing Lease Agreement is amended as follows:

               (a) In line 17 of Section 4.1(a), insert a closing parentheses between "gardening" and before the next comma.

               (b) In Line 19, insert the words "per annum" after the words "one percent (1%)" and before the words "of Direct Costs."

               (c) In line 33, insert the words "described in Section 8.1" between the words "expenses" and "which."

        5. Amendment of Section 6.2(c). Section 6.2(c) of the Existing Lease Agreement is amended in its entirety to read as follows:

                      (c) Adversely overload the floors or otherwise damage the
               structural soundness of the Leased Premises or Building or any part thereof.

        6. Amendment of Section 7.1 of Existing Lease Agreement. The first paragraph of Section 7.1 of the Existing Lease Agreement is hereby amended in its entirety to read as follows:

               7.1 Obligations of Landlord. Except for the specific services and costs described herein, Landlord shall provide all services and pay for all costs associated with the normal operation and maintenance of the Leased Premises at a level consistent with services and maintenance provided by lessors with respect to similar buildings located in Provo, Utah. Therefore, during the term of this Lease the Landlord shall cause to be furnished to the Leased Premises during normal operating hours the general services described in Section 4.1(a) above, the cost and expense of which shall be included in Direct Costs. For the purposes of this Lease, normal operating hours for the Leased Premises are from 7:00 a.m. to 6:00 p.m., Monday through Friday. These services include without limitation the following:

The balance of Section 7.1, consisting of subsections (a) through (h), is not altered.

        7. Amendment of Section 7.2 of Existing Lease Agreement. Section 7.2 of the Existing Lease Agreement is hereby amended in its entirety to read as follows:

               7.2 Tenant's Election. Tenant may at any time after the first year of the lease term elect to reduce or to terminate Landlord's obligation to provide the services described in Section 7.1 by giving written notice of such election to Landlord not less than sixty (60) days before the date upon which such change is to be effective. From and after the effective date of any election of termination, Tenant shall provide all services described in Section 7.1 in a good and workmanlike manner, consistent with property management practices for similar buildings in the same geographic area, and Landlord shall have no further obligation to provide any service described in the first sentence of this Section 7.1. Further, should Tenant elect to terminate Landlord's obligation to provide the services described in Section 7.1, the management fee as described in Section 4.1(a) shall be reduced to one percent (1%) per annum of Basic Annual Rent and shall be paid to the Property Manager; provided, if upon exercise of remedies by a Mortgagee, The Boyer Company, L.C. is no longer the Property Manager, the fee shall be equal to a reasonable management fee for services then provided by Landlord not to exceed two percent (2%) per annum.

        8. Amendment of Section 8.1 of Existing Lease Agreement. Section 8.1 of the Existing Lease Agreement is hereby amended in its entirety to read as follows:

               8.1 Maintenance and Repairs by Landlord. The Landlord shall maintain in good order, condition and repair the structural components of the Leased Premises including, without limitation, roof, exterior walls and foundations, as well as all repairs covered under construction warranties; provided if the Landlord is required to make structural repairs by reason of Tenant's negligent acts or omissions, Tenant shall pay the costs for making such repairs.

        9. Amendment of Section 10.1 of Existing Lease Agreement. Section 10.1 of the Existing Lease Agreement is hereby amended in its entirety as follows:

               10.1 Indemnification. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all suits, actions, damages, claims, liabilities and expenses (the "Claims") in connection with loss of life, bodily or personal injury or property damage occurring in, on or about the Leased Premises except for Claims arising from the acts or omissions of Landlord or the agents, representatives or employees of Landlord. Landlord shall indemnify, defend and hold harmless Tenant from and against any Claims arising from the acts or omissions of Landlord or the agents, representatives or employees of Landlord. Notwithstanding the provisions of this Section, neither party shall be liable to the other to the extent Claims are paid by insurance proceeds. All insurance policies maintained by Landlord and Tenant shall include a waiver of subrogation endorsement which specifies that the insurance carried shall waive any right of subrogation against Tenant or Landlord, as the case may be.

        10. Amendment of Section 11.2 of the Existing Lease Agreement. Section
11.2 of the Existing Lease Agreement is amended to provide that the limit of coverage of the insurance policy provided by Tenant shall be not less than $2,000,000.00.

        11. New Section 11.5 of Existing Lease Agreement. A new Section 11.5 is added to the Existing Lease Agreement which shall read as follows:

               11.5 Insurance. Landlord shall obtain and maintain all insurance Landlord deems appropriate for the Building and the premiums for such insurance shall constitute a Direct Cost.

        12. Amendment of Section 13.2 of Existing Lease Agreement. The third line of Section 13.2 of the Existing Lease Agreement is amended to insert the words "as reasonably determined by Tenant" after the words "business of Tenant" and before the next comma.

        13. Amendment of Section 15.3 of Existing Lease Agreement. Section 15.3 of the Existing Lease Agreement is amended to provide that Tenant shall furnish to Landlord and Mortgagee such information as Landlord or any Mortgagee may reasonably request to verify the financial condition of Tenant including balance sheets, income and cash flows. Such statements shall be provided to Landlord and any Mortgagee on a quarterly and annual basis. Annual statements shall be audited by an independent certified public accountant. Notwithstanding the foregoing, during such periods as Tenant is a reporting company under the Securities Exchange Act of 1934, the Tenant shall be exempt from the foregoing requirements but in lieu thereof shall provide its most current annual report to Landlord and any Mortgagee promptly after the same is released.


        14. Amendment of Section 17.1 of Existing Lease Agreement. Section 17.1 of the Existing Lease Agreement is amended in its entirety to read as follows:

               17.1 Surrender of Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, then, at Landlord's election:

                      (a) the same shall be deemed abandoned and shall become the property of Landlord; or

                      (b) Landlord may remove for the account and benefit of
               Tenant such personal property and fixtures at the cost and expense of Tenant and store the same at Tenant's cost and expense.

        15. Amendment of Right of First Refusal Rider. The right of first refusal set forth as Part A of the Rider to the Existing Lease Agreement shall not be exercisable with respect to any of the following proposed conveyances or transfers:

               (a) A judicial foreclosure sale or trustee's sale with respect to a Mortgage; or

               (b) A deed-in-lieu of judicial foreclosure or trustee's sale with respect to a Mortgagee.

        16. Amendment of Option. The option set forth as Part B of the Rider to the Existing Lease Agreement shall be exercised only if Tenant simultaneously exercises the similar option granted Tenant under that certain Lease Agreement dated October 29, 1996 between Landlord and Tenant providing for the lease by Landlord to Tenant of office space located in a three-story office building adjacent to the Building at approximately 466 West 4800 North, Provo, Utah (the "Adjacent Property"). In addition, such option shall be exercised only if Tenant is not in default under the Existing Lease Agreement.

        17. Assumption by Franklin Covey Co. Franklin Covey Co. assumes the obligations of "Tenant" under the Existing Lease Agreement as amended by this Second Amendment.

        18. Master Declaration. The following new Section 6.3(c) is added to the Existing Lease Agreement:

        The terms of the Original Lease Agreement shall be subject in all respects to, and the Tenant shall comply with, the provisions of that certain Master Declaration of Protective Covenants and Restrictions for Riverwoods Research and Business Park recorded October 24, 1991, as Entry No. 42273, in Book 2847, at Page 618 of the official records of Utah County (the "Master Declaration") any applicable Supplementary Declaration, the Articles, the Bylaws and the Association Rules (as all of those terms are defined in the Master Declaration). Any failure of Tenant to so comply shall constitute a default hereunder.

        19. Substitution of Exhibit "A". The "Legal Description of Property" set forth on Exhibit "A" attached to the Existing Lease Agreement is amended and replaced in its entirety as follows:

        Beginning at a point which is South 2546.19 feet, and West 1534.50 feet, from the Northeast Corner of Section 13, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence South 72(degree)15'49" West 265.89 feet; thence South 72(degree)27'59" West 175.99 feet; thence due North
        425.36 feet; thence North 72(degree)15'49" East 450.77 feet; thence South 10(degree)19'19" West 126.40 feet; thence on a 428.00 foot radius curve to the left 121.29 feet, having a central angle of 16(degree)14'15" and whose long chord bears South 02(degree)12'12" West
        120.89 feet; thence South 05(degree)54'56" East 184.49 feet to the point of beginning.

        20. Ratification. In the event of any inconsistency between this Second Amendment and the Existing Lease Agreement, the provisions of this Second Amendment shall control. Except as amended by this Second Amendment, the Existing Lease Agreement is ratified and affirmed.

        IN WITNESS WHEREOF, this Second Amendment to the Existing Lease Agreement has been executed the day and year first hereinabove written.

                                "LANDLORD"

                                     COVEY CORPORATE CAMPUS ONE, L.L.C.,
                                     a Utah limited liability company


                                     By
                                        ---------------------------------------
                                            Kem C. Gardner
                                            Manager


                                     By
                                        ---------------------------------------
                                            Stephen M.R. Covey
                                            Manager


                                "TENANT"

                                     FRANKLIN COVEY CO., a Utah corporation


                                     By
                                        ---------------------------------------
                                            Val John Christensen
                                            Executive Vice President


                                "PROPERTY MANAGER"

                                     THE BOYER COMPANY, L.C., a Utah limited
                                     liability company


                                      By
                                        ---------------------------------------
                                             Kem C. Gardner
                                             Its President and Manager

                                 LEASE AGREEMENT



                LANDLORD:        COVEY CORPORATE CAMPUS TWO, L.L.C.

                TENANT:          COVEY LEADERSHIP CENTER, INC.

                                TABLE OF CONTENTS

DESCRIPTION                                                                                                        PAGE
-----------                                                                                                        ----
I.       PREMISES                                                                                                    1
         1.1     Description of Premises                                                                             1
         1.2     Work of Improvement                                                                                 1
         1.3     Construction of Shell Building                                                                      2

II.      TERM                                                                                                        2
         2.1     Length of Term                                                                                      2
         2.2     Commencement Date; Obligation to Pay Rent                                                           2
         2.3     Construction of Leased Premises                                                                     2
         2.4     Renewal Option                                                                                      3
         2.5     Acknowledgment of Commencement Date                                                                 3

III.     BASIC RENTAL PAYMENTS                                                                                       3
         3.1     Basic Annual Rent                                                                                   3
         3.2     Additional Monetary Obligations                                                                     4

IV.      ADDITIONAL RENT                                                                                             4
         4.1     Basic Annual Rent.                                                                                  4
         4.2     Report of Direct Costs and Statement of Estimated Costs                                             5
         4.3     Payment of Costs                                                                                    5
         4.4     Resolution of Disagreement                                                                          6
         4.5     Limitations                                                                                         6

V.       SECURITY DEPOSIT                                                                                            6

VI.      USE                                                                                                         6
         6.1     Use of Leased Premises                                                                              6
         6.2     Prohibition of Certain Activities or Uses                                                           6
         6.3     Affirmative Obligations with Respect to Use                                                         7
         6.4     Suitability                                                                                         7
         6.5     Personal Property Taxes                                                                             8

VII.     UTILITIES AND SERVICE                                                                                       8
         7.1     Obligations of Property Manager                                                                     8
         7.2     Tenant's Election                                                                                   8
         7.3     Tenant's Obligations                                                                                9
         7.4     Additional Limitations                                                                              9
         7.5     Limitation on Landlord's Liability                                                                  9

DESCRIPTION                                                                                                        PAGE
-----------                                                                                                        ----
VIII.    MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS                                                                9
         8.1     Maintenance and Repairs by Property Manager                                                         9
         8.2     Maintenance and Repairs by Tenant                                                                   9
         8.3     Alterations                                                                                        10
         8.4     Landlord's Access to Leased Premises                                                               10

IX.      ASSIGNMENT                                                                                                 10
         9.1     Assignment Prohibited                                                                              10
         9.2     Consent Required                                                                                   11
         9.3     Landlord's Right in Event of Assignment                                                            11

X.       INDEMNITY                                                                                                  11
         10.1    Indemnification                                                                                    11
         10.2    Release of Landlord                                                                                12
         10.3    Notice                                                                                             12
         10.4    Litigation                                                                                         12

XI.      INSURANCE                                                                                                  13
         11.1    Fire and "All Risk" Insurance on Tenant's Personal Property and Fixtures                           13
         11.2    Liability Insurance                                                                                13
         11.3    Subrogation                                                                                        13
         11.4    Lender                                                                                             13

XII.     DESTRUCTION                                                                                                13

XIII.    CONDEMNATION                                                                                               14
         13.1    Total Condemnation                                                                                 14
         13.2    Partial Condemnation                                                                               14
         13.3    Landlord's Option to Terminate                                                                     14
         13.4    Award                                                                                              14
         13.5    Definition                                                                                         14

XIV.     LANDLORD'S RIGHTS TO CURE                                                                                  15
         14.1    General Right                                                                                      15
         14.2    Mechanic's Lien                                                                                    15

XV.      FINANCING; SUBORDINATION                                                                                   15
         15.1    Subordination                                                                                      15
         15.2    Attornment                                                                                         16
         15.3    Financial Information                                                                              16

DESCRIPTION                                                                                                       PAGE
-----------                                                                                                       ----
XVI.     EVENTS OF DEFAULT; REMEDIES OF LANDLORD                                                                    16
         16.1    Default by Tenant                                                                                  16
         16.2    Remedies                                                                                           16
         16.3    Past Due Sums; Penalty                                                                             17

XVII.    PROVISIONS APPLICABLE AT TERMINATION OF LEASE                                                              17
         17.1    Surrender of Premises                                                                              17
         17.2    Holding Over                                                                                       17

XVIII.  ATTORNEYS' FEES                                                                                             17

XIX.     ESTOPPEL CERTIFICATE                                                                                       18
         19.1    Landlord's Right to Estoppel Certificate                                                           18
         19.2    Effect of Failure to Provide Estoppel Certificate                                                  18

XX.      PARKING                                                                                                    18

XXI.     SIGNS, AWNINGS, AND CANOPIES                                                                               18

XXII.    MISCELLANEOUS PROVISIONS                                                                                   18
         22.1    No Partnership                                                                                     19
         22.2    Force Majeure                                                                                      19
         22.3    No Waiver                                                                                          19
         22.4    Notice                                                                                             19
         22.5    Captions; Attachments; Defined Terms                                                               20
         22.6    Recording                                                                                          20
         22.7    Partial Invalidity                                                                                 20
         22.8    Broker's Commissions                                                                               20
         22.9    Tenant Defined:  Use of Pronouns                                                                   20
         22.10   Provisions Binding, Etc.                                                                           20
         22.11   Entire Agreement, Etc.                                                                             21
         22.12   Governing Law                                                                                      21

DESCRIPTION                                                                                            PAGE
-----------                                                                                            ----
SIGNATURES                                                                                               22
NOTARIES                                                                                            23 & 24

RIDER            Yes  [X]    No  [ ]
GUARANTY         Yes  [ ]    No  [ ]

EXHIBIT "A"      DESCRIPTION OF REAL PROPERTY
EXHIBIT "B"      FLOORPLAN OF LEASED PREMISES
EXHIBIT "C"      WORK LETTER-CONSTRUCTION AND/OR FINISH OF
                   IMPROVEMENTS TO LEASED PREMISES
EXHIBIT "D"      ACKNOWLEDGMENT OF COMMENCEMENT DATE &
                   ESTOPPEL CERTIFICATE
EXHIBIT "E"      COST TO CONSTRUCT LEASED PREMISES

                                LEASE AGREEMENT

                      COVEY LEADERSHIP OFFICE BUILDING II


         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this ______ day of October, 1996 by and between COVEY CORPORATE CAMPUS TWO, L.L.C. (the "Landlord"), and COVEY LEADERSHIP CENTER, INC. (the "Tenant"). THE BOYER COMPANY, L. C. (the "Property Manager") is also a party to this Lease for the limited purpose of providing the property management services described herein.

         For and in consideration of the rental to be paid by tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined), at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.


    I.   PREMISES

                 1.1 Description of Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

                 (a) That certain floor area containing approximately 62,916 gross rentable square feet (the "Leased Premises"), on Floors One, Two and Three (includes 4,719 square feet in the basement) of the three-story office building (the "Building") being constructed at approximately 350 West 4800 North, Provo, Utah, on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein. The space occupied by Tenant consists of the entire Building, as set forth on Exhibit "B" which is attached hereto and by this reference incorporated herein.

                 (b) Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from, the Leased Premises.

                 (c) The exclusive right to use those areas designated and suitable for vehicular parking, including the exclusive right to the use of Two Hundred Fifty-one (251) parking stalls.

                 1.2 Work of Improvement. The obligation of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy are described in detail on Exhibit "C". Landlord and Tenant shall expend all funds and do all acts required of them as described on Exhibit "C" and shall perform or have the work performed promptly and diligently in a first class and workmanlike manner.

                 1.3      Construction of Shell Building.   Landlord shall, at
         its own cost and expense, construct and complete a three story 62,916 gross rentable square foot building and cause all of the construction which is to be performed by it in completing the Building and performing its work as set forth on Exhibit "C", to be substantially completed as evidenced by a Certificate of Occupancy, and the Leased Premises ready for Tenant to install its fixtures and equipment and to perform its other work as described on Exhibit "C" as soon as reasonably possible, but in no event later than July 1, 1997 ("Target Date"). In the event that Landlord's construction of obligation has not been fulfilled upon the expiration of the"Target Date", Tenant shall have the right to exercise any right or remedy available to it under this Lease, including the right to terminate this Lease and the right to charge Landlord and cause Landlord to pay any increased costs associated with Tenant's current leases due to holding over in such space or moving to temporary space; provided that under no circumstances shall Landlord be liable to Tenant resulting from delay in construction covered by circumstances beyond Landlord's direct control.


  II.    TERM

                 2.1 Length of Term. The term of this Lease shall be for a period of twenty (20) years plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

                 2.2 Commencement Date; Obligation to Pay Rent. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on the first to occur of the following dates ("Commencement Date"): (Projected to be July 1, 1997)

                 (a) The date Tenant occupies the Premises and conducts business.

                 (b) The date fifteen (15) days after the Landlord, or Landlord's supervising contractor, notified Tenant in writing that Landlord's construction obligations respecting the Leased Premises have been fulfilled and/or that the Leased Premises are ready for occupancy and/or performance of Tenant's work. Such notice shall be accompanied by an occupancy permit and a certificate from the Building Architect stating that remaining punchlist items can be completed within fifteen (15) days and will not materially interfere with Tenant's business. Prior to Commencement Date, it is contemplated that Tenant shall be able to perform its construction obligation as per Exhibit C II(H).

                 2.3 Construction of Leased Premises. Landlord shall provide a budget prior to the commencement of construction of the Leased Premises (see Exhibit "E"). Landlord shall itemize each part of the construction and its associated estimated cost. Landlord shall pay an amount equal to $1,099,010 or $22.00 per usable square foot (on 49,955 usable square feet excluding the basement space of 4,719 square feet) of the cost listed (excluding cost to construct Shell Building) and Tenant shall be obligated for the remaining costs shown on

         Exhibit "E". Landlord shall not be obligated to pay for any increase in the actual cost of construction over and above the construction costs shown on Exhibit "E". Any special decorator items, equipment, furniture or furnishings not designated on Exhibit "E", as well as changes initiated by the Tenant to the Leased Premises, shall be the sole cost of Tenant and shall include the defined extras on Exhibit "E."

                 2.4 Renewal Option. If this Lease then remains in full force and effect, Tenant shall have the option to renew this Lease for two five year options commencing on the expiration date. Each option must be exercised by written notice to Landlord one hundred and eighty
         (180) days before the expiration of the previous term and once exercised is irrevocable. Base rent during each renewal term shall be determined pursuant to Section 3.1 below.

                 2.5 Acknowledgment of Commencement Date. Landlord and Tenant shall execute a written acknowledgment of the commencement Date in the form attached hereto as Exhibit "D".


 III.    BASIC RENTAL PAYMENTS

                 3.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the sum of One Million Six Thousand Six Hundred Fifty-Six and no/100 Dollars ($1,006,656.00) which includes the basement storage space. Said Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. Basic Annual Rent shall escalate at the beginning of the 4th year and every three (3) years thereafter using a 3% annually compounded rate or the change in the All Urban Index, whichever is higher. For purposes of this Lease the term "All Urban Index" shall mean the Consumer Price Index for All Urban Consumers-U.S. City Average-all Items (1982-1984 equals 100 base) as published by the United States Bureau of Labor Statistics or any successor agency or any other index hereinafter employed by the Bureau of Labor Statistics in lieu of said index. The price index for the 3rd month preceding the month in which the Lease commences shall be considered the Basic Price Index. Therefore, the beginning of the 4th year and every three years thereafter, the Basic Annual Rental set forth in Section 3.1 shall be adjusted by multiplying such rental by a fraction, the numerator of which is the Price Index for the 3rd month preceding the beginning of the 4th year and the denominator of which is the Basic Price Index. The above not withstanding, the maximum increase at the beginning of the 4th year shall be no more than 15.76% which is 5% per year compounded, and likewise on every adjustment date hereafter, the maximum increase shall be limited as described herein.

                 In no event shall Basic Annual Rent be reduced. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

                 3.2 Additional Monetary Obligations. Tenant shall also pay as rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.


  IV.    ADDITIONAL RENT

                 4.1 Basic Annual Rent. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to the Landlord throughout the term of this Lease, and that all costs, expenses and obligations relating to Tenant's pro rata share of the Building, Property and/or Building, Property and/or Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided.

                 For purposes of this Part IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

                 (a) "Direct Costs" shall mean all actual costs and expenses incurred by the Property Manager or Landlord in connection with Landlord's ownership, operation, management and maintenance of the Building and Property and related improvements located thereon (the "Improvements"), including, but not limited to, all expenses incurred by Landlord or the Property Manager as a result of their compliance with any and all of their obligations under this Lease other than the performance by Landlord of its work under Sections 1.2,
         1.3 and 2.3 of this Lease. In explanation of the foregoing, and not in limitation thereof, Direct Costs shall include: all real property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow removal, dumpster service, insurance, license, permit and inspection fees, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, its equipment and the adjacent walk, and landscaped area (including, but not limited to gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, structural and roof repairs and reserves (the Property Manager may collect in advance up to one percent (1%) of Direct Costs as a reserve), signing and advertising, and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building. Direct costs shall also include property management fees, which property management fees shall be equal to a percentage of Tenant's Basic Annual Rent and Estimated Costs, which percentage shall not exceed two and one half percent (2 1/2%) of the sum of Basic Annual Rent and Direct Costs and shall be paid to the Property Manager. However, Tenant shall pay the actual costs of water, sewer, gas and electrical power directly to the municipal supplier of same. Direct Costs shall not include expenses incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or occupants of the Building, expenses incurred for repairs resulting from damage by fire, windstorm or other casualty, to the extent such repairs are paid for by insurance proceeds, expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or Tenant; expenses which, by generally accepted accounting principles, are treated as capital items except that if, as a result of governmental requirements, laws or regulations, Landlord shall expend monies directly or indirectly for improvements, additions or alterations to the Building which, by generally accepted accounting principles, are treated as a capital expenditures, the amortization of such capital expenditures based on a life acceptable to the appropriate taxing authority together with interest at the rate of 9% per annum shall be considered Direct Costs. The foregoing notwithstanding, Direct Costs shall not include depreciation on the Building and Tenant Finish, and amounts paid toward principal or interest of loans of Landlord.

                 (b) "Estimated Costs" shall mean the projected amount of Tenant's Direct Costs, excluding the costs of electricity provided to Tenant's Leased Premises. The Estimated Costs for the calendar year in which the Lease commences are $200,072.00, and are not included in the Basic Annual Rent. If the Estimated Costs as of the date Tenant takes occupancy are greater than Tenant's Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

                 4.2      Report of Direct Costs and Statement of Estimated
         Costs.

                 (a) After the expiration of each calendar year occurring during the term of this Lease, the Property Manager shall furnish Tenant a written statement of Tenant's Direct Costs occurring during the previous calendar year. The written statement shall specify the amount by which Tenant's Direct Costs exceed or are less than the amounts paid by Tenant during the previous calendar year pursuant to
         Section 4.3(b) below.

                 (b) At the same time specified in Section 4.2(a) above, Landlord shall furnish Tenant a written statement of the Estimated Costs for the then current calendar year.

                 4.3 Payment of Costs. Tenant shall pay the Direct Costs as follows:

                 (a) Each month Tenant shall pay to the Property Manager, without offset or deduction, one-twelfth (1/12th) of the Estimated Costs as defined in Sections 4.1(b) and 4.2(b) above.

                 (b) Within thirty (30) days after delivery of the written statement referred to in section 4.2(a) above, Tenant shall pay to the Property Manager the amount by which Tenant's Direct Costs, as specified in such written statements, exceed and aggregate of such costs actually paid by Tenant for the year at issue. Tenant shall have the right to audit the Property Manager's books upon reasonable notice. Tenant shall pay costs associated with the audit unless Tenant finds that the Property Manager has inflated expenses by more than ten percent (10%), in which case, the Property Manager will pay audit charges. Payments by Tenant shall be made pursuant to this
         Section 4.3(b) notwithstanding that a statement pursuant to Section 4.2(a) is furnished to Tenant after the expiration of the term of this Lease.

                 (c) If the annual statement of costs indicates that the Estimated Costs paid by Tenant pursuant to subsection (b) above for any year exceeded Tenant's actual Direct Costs for the same year, the Property Manager shall promptly pay the amount of such excess to Tenant.

                 4.4 Resolution of Disagreement. Every statement given by the Property Manager pursuant to Section 4.2 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify the Property Manager that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant's receipt of statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay in accordance with the Property Manager's statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, the Property Manager shall forthwith pay Tenant the amount of Tenant's overpayment resulting from compliance with the Property Manager's statement, including interest on disputed amounts at prime plus two percent (2%). Landlord agrees to grant Tenant reasonable access to the Property Manager's books and records for the purpose of verifying Direct Costs for operating expenses incurred by the Property Manager.

                 4.5 Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in
         Section 3.1 of this Lease.


    V.   SECURITY DEPOSIT:  NONE




   VI.   USE

                 6.1 Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general office purposes only and for no other purpose whatsoever without the prior written consent of Landlord.

                 6.2 Prohibition of Certain Activities or Uses. The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises which is prohibited by this Lease or will, in any way or to any extent:

                 (a) Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the Leased Premises or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

                 (b) Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

                 (c) Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

                 6.3      Affirmative Obligations with Respect to Use.

                 (a) Tenant will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises, will keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all applicable health and policy regulations, and will not suffer, permit, or commit any waste.

                 (b) At all times during the term hereof, Tenant shall, at Tenant's sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to people with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord.

                 6.4 Suitability. The Leased Premises, Building and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, within sixty (60) days after the Commencement Date, Tenant shall give Landlord written notice specifying, in reasonable detail, the respects in which the Leased Premises, Building or Improvements are not in satisfactory condition. Landlord further provides warranties as provided in Exhibit C II paragraphs C and E.

                 6.5 Personal Property Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant.

          VII.   UTILITIES AND SERVICE

                 7.1 Obligations of Property Manager. Except for the specific services and costs described herein, the parties intend that the Property Manager (as the Landlord's agent) shall provide all services and pay for all costs associated with the normal operation and maintenance of the Leased Premises at a level consistent with services and maintenance provided by the Property Manager with respect to similar buildings located in Provo, Utah. Therefore, during the term of this Lease the Property Manager agrees to cause to be furnished to the Lease Premises during normal operating hours the general services described in Section 4.1(a) above, the cost and expense of which shall be included in Direct Costs. For the purposes of this Lease, normal operating hours for the Leased Premises are from 7:00 a.m. to 6:00 p.m., Monday through Friday. These services include without limitation the following:

                 (a) Telephone connection to the building, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

                 (b) Heating and air-conditioning during normal operating hours to such extent and to such levels as is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency.

                 (c) Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Provo, Utah.

                 (d)      Snow removal service.

                 (e)      Landscaping and groundskeeping service.

                 (f)      Elevator service.

                 (g)      Dumpster service.

                 (h)      Parking lot maintenance.

                 7.2 Tenant's Election. Tenant may at any time after the first year of the lease term elect to reduce or to terminate Landlord's and the Property Manager's obligation to provide the services described in Section 7.1, by giving written notice of such election to Landlord and to the Property Manager not less than sixty
         (60) days before the date upon which such change is to be effective. From and after the effective date of any election of termination, Landlord and the Property Manager shall have no further obligation to provide any service described in the first sentence of this Section
         7.1. Further, should Tenant elect to terminate Landlord's and the Property Manager's obligation, the management fee as described in
         Section 4.1(b) shall be reduced to 1% of Basic Annual Rent and shall be paid to the Property Manager.

                 7.3 Tenant's Obligations. Tenant shall arrange for and shall pay the entire cost and expense of (a) all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises);
         (b) janitorial services for the Leased Premises; water, sewer, gas and electrical power for the Leased Premises; and (c) personal property taxes (as provided in Section 6.5 above).

                 7.4 Additional Limitations. If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right with Tenant's concurrence to install additional or supplementary air conditioning units for the Leased premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

                 7.5 Limitation on Landlord's Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's or the Property Manager's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord or the Property Manager. In no event shall Landlord or the Property Manager be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within their control except in the event of their negligence.


VIII.    MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

                 8.1 Maintenance and Repairs by Property Manager. The Property Manager at its sole cost shall maintain in good order, condition and repair the structural components of the Leased Premises, including without limitation roof, exterior walls and foundations, as well as all repairs covered under construction warranties provided if the Property Manager is required to make structural repairs by reason of Tenant's negligent acts or omissions, Tenant shall pay the costs for making such repairs.

                 8.2 Maintenance and Repairs by Tenant. Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting or other interior design work of the Leased Premises beyond the initial construction phase as specified in Section 2.3 and Exhibit "C" and "E" of the Lease and shall maintain all equipment and fixtures installed
         by Tenant.   If repainting or recarpeting is required and authorized
         by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment.

                 8.3 Alterations. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, or shades or awnings, or make any other changes to the Leased Premises without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wallcovering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Premises, unless Landlord and Tenant agree at any time that the specific improvement may be removed by Tenant at the end of the Term provided Tenant restores the premises to its original condition, wear and tear excepted.

                 8.4 Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building. Landlord shall upon providing adequate notice to Tenant, also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages unless due to Landlord negligence. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "For Lease" or "For Sale" signs which Tenant shall permit to remain thereon.


   IX.   ASSIGNMENT

                 9.1 Assignment Prohibited. Tenant shall not transfer, assign, mortgage, or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided sufficient information is provided to Landlord to accurately represent the financial condition of those to whom this Lease will be transferred, assigned, mortgaged, or hypothecated. Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant hereunder is a corporation, an unincorporated association, or a partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate in excess of forty-nine percent (49%) in any one-year period shall be deemed an assignment within the meaning of this Section. The above prohibition of assignment will not apply in the case of a registered offering of shares by Tenant or the public trading of registered shares subsequent to an initial offering.

                 9.2      Consent Required.

                 (a) Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder. Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

                 (b) Landlord shall have no obligation to consent to the proposed sublease or assignment if the proposed sublessee or assignee or its business is or may be subject to compliance with additional requirements of the law, including any related rules or regulations, commonly known as the "Americans with Disabilities Act of l990" or similar state or local laws relating to persons with disabilities beyond those requirements which are applicable to the tenant desiring to so sublease or assign".


                 9.3 Landlord's Right in Event of Assignment. If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subleasing, or other transfer, nor shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations, including obligation to pay rent, of Tenant herein contained. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $100.00, incurred in connection with processing of documents necessary to the giving of such consent. In the event Landlord consents to the assignment as provided by paragraph 9.1, then Tenant shall be released from further performance of any covenant and obligation under this Lease.


    X.   INDEMNITY

                 10.1 Indemnification. Tenant and Landlord shall indemnify each other and save each other harmless from and against any and all suits, actions, damage and claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or occasioned wholly or in part by any act or omission of Tenant or Landlord, their agents, contractors, employees, servants, invitees, licensees or concessionaires. For the purposes of this Lease, the Property Manager is an agent of the Landlord. All insurance policies carried by Tenant and/or Landlord shall include a waiver of subrogation endorsement which specifies that the insurance carrier(s) will waive any right of subrogation against Tenant and/or Landlord arising out of any insurance claim.

                 10.2 Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business. Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage to or arising in connection with Tenant's ownership of its personal property or the operation of Tenant's business.

                 10.3 Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

                 10.4 Litigation. If any party to this Lease, without fault on its part, shall be made a party to any litigation that names either of the other two parties to this lease, those other parties shall protect and hold harmless the party without fault and shall pay all costs, expenses, and reasonable attorneys' fees, provided that the party to be protected must first notify the other parties promptly in writing of any such claim and further provided that the party or parties to be charged shall be entitled to direct the defense or settlement of such claim. No party to this Lease shall be responsible for any settlement of compromise of any such claim without its prior written consent.